UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

CORONADO BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Current Report on Form 8-K/A (the “Amendment”) to amend and restate our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2014 (the “Original Report”) to correct certain information disclosed in Item 3.02 and Item 5.02 contained in the Original Report regarding an appointment of Michael S. Weiss and the issuance of shares of our Company to Mr. Weiss. In particular, Items 3.02 and 5.02 of this Amendment, amend and replace in their entirety, Items 3.02 and 5.02 of the Original Report.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth below in Item 5.02 of this Current Report on Form 8-K/A with respect to the issuance of shares of restricted common stock of our Company to Michael S. Weiss is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 28, 2014, Dr. Kevin Horgan, our Chief Medical Officer, was separated from service from our Company. On February 20, 2014, our Board named current director, Mr. Weiss, Executive Vice Chairman, Strategic Development. Mr. Weiss has served as a director of our Company since December 19, 2013 and from that time until February 19, 2014 served as the Co-Vice Chairman of our Board.

We do not intend to enter into any employment contract with Mr. Weiss addressing his officer position with our Company. However, in connection with his employment as Executive Vice Chairman, Strategic Development, Mr. Weiss will earn an annual salary of $28,275. In addition, on February 20, 2014, we issued Mr. Weiss 3,958,692 shares of restricted common stock of our Company as an inducement to his employment and for services to be rendered to our Company. The issuance, which was made pursuant to a Restricted Stock Issuance Agreement and under Section 4(2) of the Securities Act of 1933, as amended, provides that 16.67% of the shares will vest on each of the first three annual anniversaries of the date of grant, and 10% of the remainder of the shares will vest upon each closing by our Company of a “Corporate Development Transaction” (as such term is defined in the Restricted Stock Issuance Agreement) provided that if any such Corporate Development Transaction occurs prior to February 20, 2019, vesting of such 10% of the remainder of the shares will occur on February 20, 2019 subject to Mr. Weiss’s continued employment with our Company. The foregoing description of the Restricted Stock Issuance Agreement is qualified in its entirety by reference to the full and complete terms contained in the Restricted Stock Issuance Agreement, which is filed as Exhibit 10.55 to this Current Report on Form 8-K.

Mr. Weiss, age 47, is currently Co-Portfolio Manager and Partner of Opus Point Partners, LLC, which he joined in 2009. He also serves as Executive Chairman, Interim Chief Executive Officer and President of TG Therapeutics, Inc. (NASDAQ: TGTX) since 2011. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), where he helped the company acquire and develop its lead drug Zerenex as well as executed a $100MM+ strategic alliance for Zerenex with JT Tobacco, Inc. and Torii Pharmaceutical Co., Ltd. Mr. Weiss served on the board of directors of National Holdings Corporation (OTD-BB: NHLD) from 2011 to 2012. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. There are no family relationships between Mr. Weiss and any other director or executive officer of our Company.

In addition, on February 20, 2014, our Board appointed Malcolm Hoenlein, age 70, a director of our Board. Mr. Hoenlein will also serve on the Nominating and Corporate Governance Committee of our Board. Since 1986, Mr. Hoenlein has served as Chief Executive Officer and Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the Greater New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of International Affairs. He serves as a director of several companies, including Bank Leumi USA, Eco-Fusion, LabStyle Innovations Corp. (OTCBB: DRIO), Powermat USA and WellSense Technologies. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College and an Hon. D.H.L. from Yeshiva University. In connection with his appointment, our Board granted Mr. Hoenlein a restricted stock award of 30,000 shares of common stock under our 2013 Stock Incentive Plan, which will vest equally over three years on each annual anniversary of the date of grant.

Item 8.01	Other Events.

On February 20, 2014, Drs. Harvey, Rosenwald and Rowinsky and Messrs. Barrett, Lobell and Weiss, entered into a Shareholders’ Agreement. Pursuant to the Shareholders’ Agreement, they agreed that, until the end of our Company’s annual meeting held in calendar year 2016 and so long as Dr. Rosenwald and Mr. Weiss are on the proposed slate of directors to be nominated, they each will vote all of their shares of Company common stock in favor of electing those individuals, and only those individuals, to our Board whom are proposed by our Board’s Nominating and Corporate Governance Committee. Until that time, they also agreed to not publicly or otherwise advocate for or encourage in any way (outside of fulfilling their director duties) the election of any individual to our Board whom is not proposed by the Nominating and Corporate Governance Committee. The foregoing description of the Shareholders’ Agreement is qualified in its entirety by reference to the full and complete terms contained in the Shareholders’ Agreement, which is filed as Exhibit 10.56 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.55	Restricted Stock Issuance Agreement, dated February 20, 2014, by and between Coronado Biosciences, Inc. and Michael S. Weiss.

10.56	Shareholders’ Agreement, dated February 20, 2014, by and among Drs. Harvey, Rosenwald and Rowinsky and Messrs. Barrett, Lobell and Weiss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

Date: February 26, 2014	/s/ Lucy Lu
Lucy, Lu, M.D.
Executive Vice President and Chief Financial Officer